- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           --------------------------


                              HARTMARX CORPORATION
             (Exact name of Registrant as specified in its charter)

                Delaware                                 36-3217140
        (State of incorporation)            (I.R.S. Employer Identification No.)


101 North Wacker Drive, Chicago, Illinois                   60606
(Address of Principal Executive Offices)                  (Zip Code)


                      THE HARTMARX SAVINGS-INVESTMENT PLAN
                              (Full title of Plan)

                                 MARY D. ALLEN
                           Executive Vice President,
                         General Counsel and Secretary
                              Hartmarx Corporation
                             101 North Wacker Drive
                            Chicago, Illinois 60606
                                  312/372-6300
           (Name, address and telephone number of agent for service)

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                                                  CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum                                    Amount of
Title of Each Class of Securities     Amount to be    Offering Price Per         Proposed Maximum         Registration
         Being Registered            Registered (1)       Share (2)        Aggregate Offering Price (2)       Fee
- ----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50
 per share (including Preferred
 Stock Purchase Rights)                 250,000             $5.44                   $1,360,000              $468.97
- ----------------------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents the maximum number of shares that may be purchased by employees with employee contributions from time to time under the Plan until a new registration statement becomes effective. This Registration Statement also covers the stock purchase rights (the "Rights") of the Registrant which are presently attached to and trade with the Common Stock of the Registrant. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the Plan as a result of applicable anti-dilution provisions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 1, 1996.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.


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PURSUANT TO RULE 429, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION
STATEMENT WILL BE ALSO BE USED IN CONNECTION WITH SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NOS. 2-32692, 2-44774, 2-53426, 2-64613, 2-83433,
33-6194 and 33-42202.
- -------------------------------------------------------------------------------

PROSPECTUS

                                     LOGO

                               ----------------

                       $1,375,000 INTERESTS IN THE PLAN

                                      AND

                               ----------------

                             HARTMARX CORPORATION
                                 COMMON STOCK
                                $2.50 PAR VALUE

                               ----------------

As described herein, Hartmarx Corporation ("Hartmarx" or the "Company") is offering to employees of Hartmarx and participating subsidiary and affiliated companies (collectively, the "Employers") an opportunity to participate in The Hartmarx Savings-Investment Plan (the "Plan") through pre-tax and after-tax contributions from earnings, with the funds so accumulated, together with certain Employer contributions, to be invested in shares of Hartmarx common stock, $2.50 par value per share ("Common Stock"), together with the stock purchase rights (the "Rights") attached thereto (the "Stock Fund"), except to the extent that employees direct investment of their contributions to the Hartmarx GIC Fund, Vanguard Money Market Reserves--Prime Portfolio, Vanguard Fixed Income Securities Fund--GNMA Portfolio, Vanguard STAR Fund, Vanguard Index Trust--500 Portfolio, Vanguard/PRIMECAP Fund or Vanguard International Growth Portfolio.

                               ----------------

  THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE  SECURITIES
     AND  EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON  THE AC-
        CURACY  OR ADEQUACY OF THIS PROSPECTUS. ANY  REPRESENTATION TO
           THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                  THE DATE OF THIS PROSPECTUS IS MAY 1, 1996.

                             HARTMARX CORPORATION
                            101 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                            TELEPHONE: 312 372-6300

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE REGISTRATION STATEMENTS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS; AND SUCH INFORMATION OR REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFERING OF THE SECURITIES TO WHICH THIS PROSPECTUS RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION HEREIN SINCE THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information may be inspected and copied at the public facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and the Northwestern Atrium Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained at the prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, or the Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Chicago, Illinois 60605. The common stock of the Company, par value $2.50 per share, is listed on each such exchange.

  The Company has filed with the Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. For further information pertaining to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined or copied at the locations described above.

  Any statement contained in a document incorporated or deemed to be incorporated herein by reference or contained this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED UNDER "INFORMATION INCORPORATED BY REFERENCE", OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO: MRS. KAY C. NALBACH, ASSISTANT SECRETARY, HARTMARX CORPORATION, 101 NORTH WACKER DRIVE, CHICAGO, ILLINOIS 60606, TELEPHONE 312 372-6300.

                               TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------
THE PLAN...............................................................     1
  Who May Participate..................................................     2
  Employee Contributions...............................................     2
  Employer Matching Contributions......................................     3
  Vesting..............................................................     3
ADMINISTRATION OF THE PLAN.............................................     4
INVESTMENT OF CONTRIBUTIONS............................................     4
  Stock Fund...........................................................     5
  GIC Fund.............................................................     6
  Vanguard Money Market Fund...........................................     6
  Vanguard GNMA Fund...................................................     6
  Vanguard STAR Fund...................................................     7
  Vanguard 500 Portfolio Fund..........................................     7
  Vanguard PRIMECAP Fund...............................................     7
  Vanguard International Growth Fund...................................     7
DISTRIBUTIONS AND WITHDRAWALS..........................................     7
  Retirement...........................................................     7
  Death or Disability..................................................     8
  Termination of Employment............................................     8
  Additional Distribution Rules........................................     8
  Withdrawals..........................................................     8
  Loans................................................................     9
  Rollovers to Other Qualified Plans...................................    10
  Forfeitures..........................................................    10
FEDERAL TAX EFFECTS TO PARTICIPATING EMPLOYEES.........................    10
  Total Distributions..................................................    10
  Partial In-Service Distributions.....................................    11
  In-Kind Distributions................................................    11
STOCK PURCHASE RIGHTS..................................................    11
INFORMATION INCORPORATED BY REFERENCE..................................    12
LEGAL OPINIONS.........................................................    13
EXPERTS................................................................    13
INDEMNIFICATION OF DIRECTORS AND OFFICERS..............................    13

                                   THE PLAN

  The Plan was established by Hart Schaffner & Marx ("HSM"), pursuant to the authorization of its Board of Directors on September 26, 1968, and commenced operation in 1969. The Plan was adopted by Hartmarx and its name changed to "The Hartmarx Savings-Investment Plan" after Hartmarx became the parent of HSM pursuant to an Agreement and Plan of Merger and Reorganization approved by the shareholders of HSM on April 13, 1983. The purpose of the Plan is to enable eligible employees of the Employers to provide themselves with retirement security through a systematic savings program and to provide those employees with an opportunity to acquire an interest in Hartmarx Common Stock. The Board of Directors of Hartmarx may alter, amend, modify, revoke or terminate the Plan at any time. The Plan is a "defined contribution plan" under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is subject
to the principal protective provisions of Title I of ERISA.    A "Plan Year"
under the Plan is a calendar year.

  The names of the Employers participating in the Plan are listed in the Appendix to this Prospectus. Hartmarx also maintains a pension plan known as The Hartmarx Retirement Income Plan (the "Retirement Income Plan").

Each active employee who participates in this Plan also participates in the Retirement Income Plan, at no additional cost to the employee.

WHO MAY PARTICIPATE

  The Plan is generally open to any active employee of any Employer who has worked at least 1,000 hours in a specified 12 month period following commencement of employment, is at least 21 years old, is not a Leased Employee (as that term is defined in the Plan) and is not a participant in some other non-governmental retirement plan (other than the Retirement Income Plan or the Hartmarx Employee Stock Ownership Plan, the "ESOP") the cost of which is borne in full or in part by the Employers.

EMPLOYEE CONTRIBUTIONS

  An employee who is eligible to be a Participant in the Plan may make annual contributions to the Plan of up to 16 percent, in whole percentages only, of his annual earnings as an employee of an Employer ("Earnings"), subject to a $150,000 limitation, effective 1994, as adjusted for cost of living increases. A Participant's contributions which do not exceed 6 percent of Earnings are known as "Matched Contributions". Participant contributions in excess of 6 percent of Earnings are referred to as "Voluntary Contributions" and are not subject to "Employer Matching Contributions", described below. Participant contributions may be either pre-tax contributions, which reduce Earnings subject to Federal (and state) income taxes, or after-tax contributions, which do not so reduce such Earnings; however, the Plan provides that the first 1 percent of Earnings which each Participant contributes will be an after-tax contribution. A Participant shall designate, in a salary reduction agreement or form, the percentage he elects to contribute or have his Employer contribute to the Plan on his behalf and the designation of such percentage as pre-tax or after-tax. The Internal Revenue Code of 1986, as amended (the "Code"), limits pre-tax contributions to a maximum amount (effective January 1, 1996, the maximum amount is $9,500) which is subject to adjustment for cost of living increases. In certain circumstances, the maximum amount of pre-tax and after-tax contributions applicable to highly compensated Participants in the Plan may be less than the maximum permitted for other Participants in order to comply with certain non-discrimination provisions required under the Code. Contributions to the Plan are made through regular payroll deductions forwarded to Vanguard Fiduciary Trust Company (the "Recordkeeper" or "Vanguard"), as designee of CTC Illinois Trust Company, the Trustee under the Plan (the "Trustee"), and are generally remitted to Vanguard on a monthly basis.

  A Participant may change his contribution percentage, subject to certain limitations as more fully described under the caption "INVESTMENT OF CONTRIBUTIONS", with respect to Earnings not yet received. A Participant's contribution percentage change (or its designation as pre-tax or after-tax) shall be effective as soon as practicable after the amended salary reduction agreement or form is received by the Plan Administrator. Under no circumstances shall a salary reduction agreement or form, or change to a salary reduction agreement or form (or a change in designation as pre-tax or after-tax) be adopted retroactively. A Participant may discontinue his contributions at any time without terminating his interest in the Plan, and such contributions may be resumed by the Participant as soon as practicable following the Plan Administrator's receipt of a new salary reduction agreement or form. A Participant may not continue to contribute to the Plan after his retirement date or after his employment is terminated for any reason, or during any period in which he participates in certain non-governmental retirement pension plans (other than the Retirement Income Plan or the ESOP) paid for in full or in part by the Employers. Contributions can continue during a temporary absence for as long as a Participant receives Earnings from one of the Employers, but must stop when these Earnings cease.

  Vanguard is also authorized to receive amounts known as "eligible rollover distributions" which are payable to Participants in the Plan from another qualified retirement plan, including a plan which has been terminated or under which contributions have been completely discontinued. Any of these amounts may be transferred to the Plan only if permitted by the Plan Administrator and (i) such amounts may be accepted by Vanguard only on the date designated by the Plan Administrator for such purpose; (ii) the amounts of such eligible rollover distributions shall not exceed the portion of such distribution which is includable in gross income; and (iii) the transfer must be made within sixty (60) days following the date the Participant was entitled to receive such eligible rollover distribution. Eligible rollover distributions are initially invested in the Stock Fund (described below).

EMPLOYER MATCHING CONTRIBUTIONS

  Effective December 31, 1988, upon Hartmarx' adoption of the ESOP, which contained provisions governing the allocation, distribution and calculation of the amount of employer contributions that were substantially the same as the provisions governing the allocation, distribution and calculation of Employer Matching Contributions under the Plan, all obligations of the Employers to make any future Employer Matching Contributions to the Plan ceased. All such contributions are now made pursuant to the terms of the ESOP, which provides that the Employers contribute, out of current or accumulated earnings, an amount equal to (i) 25 percent of the first 1 percent of Earnings contributed by a Participant, and (ii) 5 percent, or such greater percentage as the Company in its sole discretion shall determine, of a Participant's remaining aggregate Matched Contributions under this Plan (the "Employer Matching Contributions").

  These contributions may be made in cash or in shares of Common Stock (on the basis of (i) their fair market value at the time such contributions are made or treated as having been made, or (ii) the Employer's cost of the Common Stock, whichever is less). Generally, Employer Matching Contributions are paid to Vanguard on a monthly basis, although Employers have the right under the Plan to make the Employer Matching Contributions for any year at any time before the time prescribed by law for filing Hartmarx' Federal income tax return for the taxable year within which such Plan Year ends, including extensions. If an Employer's current or accumulated earnings are insufficient to make such Employer Matching Contributions, then such contributions may be made by any Employer which has adopted the Plan and shall be deemed to have been made by the Employer otherwise prevented from making such contribution.

  All Employer Matching Contributions are invested in the Stock Fund. Participants age 55 and older may diversify the Employer Matching Contributions by directing that all or part of such Participant's ESOP account, invested in the Stock Fund, be transferred to other investments alternatives available under the Plan. Employer Matching Contributions will continue to be made through the ESOP in Common Stock, but Participants age 55 and older may diversify that investment into other available investments as they deem appropriate and according to the transfer rules of the Plan. The above diversification option does not apply to Employer Matching Contributions made before 1989 that are accumulated in the Plan. The pre-1989 Employer Matching Contributions remain invested in the Stock Fund and may not be transferred by Participants.

VESTING

  Employer Matching Contributions, and the earnings on the Employer Matching Contributions held by the ESOP and this Plan, are credited to the accounts of Participants in the manner set forth under "INVESTMENT OF CONTRIBUTIONS". Generally, these contributions and the related earnings "vest" (that is, the Participant has a nonforfeitable right to them) in one of several ways. Participants are always 100 percent vested in their contributions and the earnings thereon. A Participant becomes 100 percent vested in Employer Matching Contributions, and earnings thereon, regardless of the Participant's "Years of Vesting Service" (defined below) upon (i) attaining age 65, (ii) the date of his death, (iii) the occurrence of certain specified events deemed to be a "Change in Control of the Company", (iv) election of early retirement under the Retirement Income Plan, or (v) termination of the Plan.

  Participants also vest based upon the number of the Participant's Years of Vesting Service in the Plan. A Year of Vesting Service is defined as a Plan Year during which an employee who is at least 18 years old completes at least 1,000 hours of service and, when eligible to do so, is making contributions to the Plan. A Participant becomes 33 1/3 percent vested in Employer Matching Contributions and related earnings after three Completed Years of Vesting Service, 66 2/3 percent vested after four Completed Years of Vesting Service, and fully (or 100 percent) vested after five Years of Vesting Service. A "Completed Year of Vesting Service" is a full 12 consecutive month period during which a Participant completes at least 1,000 hours of service and is making contributions to the Plan when eligible to do so.

                           ADMINISTRATION OF THE PLAN

  Effective July 11, 1995, a Plan Administration Committee (the "Plan Committee") was appointed by the Board of Directors of the Company to be the Plan Administrator responsible for the general administration of the Plan and is a "Fiduciary" under the Plan. Prior to this date, Hartmarx was the Plan Administrator. The Plan Committee may establish rules and regulations for the administration of the Plan and the transaction of the Plan's business. The Plan Committee shall cause distributions to be made to Participants and shall cause to be maintained the records and accounts necessary to show the contributions made by each Participant, the separate contributions made by Hartmarx and each other Employer which has adopted the Plan, the credit balance in the accounts of each Participant, the vested interest of each Participant in Employer Matching Contributions, and distributions made to each Participant.

  No officer or employee of Hartmarx, nor any member of the Plan Committee, receives any compensation from the assets of the Plan. All costs and expenses of administration of the Plan, including fees, brokerage, commissions, transfer taxes and other charges incurred by the Trustee or Vanguard are borne by the Employers, except to the extent (i) paid out of forfeitures not otherwise applied to reduce Employer Matching Contributions, or (ii) charged to the Plan. Fees associated with loans are borne by the Participants obtaining the loans.

  The Trustee under the Plan is CTC Illinois Trust Company, 209 West Jackson Boulevard, Chicago, Illinois 60606.

  Vanguard Fiduciary Trust Company (the "Recordkeeper" or "Vanguard"), Vanguard Financial Center, Valley Forge, Pennsylvania 19482, is the recordkeeper for the Plan, and pursuant to a Service Agreement among Hartmarx, the Trustee and Vanguard, Vanguard is also the custodian of all funds in the Plan and provides all recordkeeping, participant accounting, benefit payment and tax reporting services.

  A copy of the Plan was filed with the Commission on May   , 1996, as an
exhibit to the Company's registration statement on Form S-8, and is hereby incorporated by this reference into this Prospectus. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan documents. Copies of the Plan documents may be obtained from the Plan Administrator upon written request to Plan Administration Committee, Hartmarx Corporation, 101 North Wacker Drive, Chicago, Illinois 60606.

                          INVESTMENT OF CONTRIBUTIONS

  Participant contributions are transmitted to Vanguard and invested in accordance with a Participant's investment instructions in one or more investment options made available by the Plan Administrator. As of the date hereof, the investment options available to Participants are: the Hartmarx Stock Fund ("Stock Fund"); the Hartmarx GIC Fund ("GIC Fund"); the Vanguard Money Market Reserves--Prime Portfolio ("Vanguard Money Market Fund"); the Vanguard Fixed Income Securities Fund--GNMA Portfolio ("Vanguard GNMA Fund"); the Vanguard STAR Fund ("Vanguard STAR Fund"); the Vanguard Index Trust--500 Portfolio ("Vanguard 500 Portfolio Fund"); the Vanguard/PRIMECAP Fund ("Vanguard PRIMECAP Fund"); and the Vanguard International Growth Portfolio ("Vanguard International Growth Fund"). All Employer Matching Contributions are invested in the Stock Fund and Vanguard may temporarily hold in cash or in certain bank deposits payable on demand, corporate demand notes or money market funds, funds needed for pending investments, distributions, loans to Participants or other disbursements.

  A Participant may change his instructions as to the investment of his future contributions, and may also change the investment of the total amounts already accumulated in his accounts through contributions he has previously made. Changes in investment direction may be made once each month, up to 12 times per year. Transfers from one fund to another may be made as often as once each month, up to 12 times per year, however, transfers out of the GIC Fund into the Stock Fund, Vanguard 500 Portfolio Fund, Vanguard STAR Fund,

Vanguard PRIMECAP Fund or the Vanguard International Growth Fund may be made only once each calendar quarter and must remain invested in such funds for at least ninety (90) days before any subsequent transfer into the Vanguard GNMA Fund or the Vanguard Money Market Fund. Up to 25 percent of a Participant's GIC Fund balance may be transferred directly into the Vanguard GNMA Fund or the Vanguard Money Market Fund, but only once each year, in January. However, if a Participant's GIC Fund balance is $500 or less, the entire balance may be transferred to other investment options, but only in January of any year.

  A Participant may determine his investment option allocation by specifying what percentage of his contributions is to be invested in the various investment options. A participant's entire contribution is considered as a whole (100 percent) and the Participant may designate that any percentage of his contribution (from 1 percent to 100 percent, in whole percentages only) be invested in any of the available investment options.

  In accordance with the directions of the Plan Administrator, the Recordkeeper maintains the following separate accounts in the name of each Participant:
Employee Pre-Tax Contribution Account, Employee After-Tax Contribution Account and Employer Matching Contribution Account, which accounts reflect the contributions made by or on behalf of the Participant and the earnings, losses and expenses allocated thereto. In addition, the Recordkeeper maintains a Rollover Contribution Account with respect to each Participant to record any rollover contributions to the Plan on behalf of the Participant, and the earnings, losses and expenses related thereto. The Recordkeeper also maintains subaccounts to distinguish a Participant's Matched Contributions from his Voluntary Contributions, and the earnings, losses and expenses allocated thereto.

  Participant account valuations are updated on a daily basis by the Recordkeeper and each Participant is notified of the credit balance in his accounts as of the close of each quarterly period ending March 31, June 30, September 30 and December 31, as soon as practicable after the end of such quarterly period. In addition Participants may obtain fund balance information, reallocate investments or change investment direction through a toll free telephone number maintained by Vanguard. Except under certain limited circumstances permitted by the Plan, these accounts are not subject to assignment, transfer, encumbrance or alienation, nor are they liable for or subject to debts or liabilities of the Participant or beneficiaries.

STOCK FUND

  Contributions directed to the Stock Fund are invested in an unsegregated fund comprised of Hartmarx Common Stock. At present such purchases are made by Vanguard from time to time by direct purchase from Hartmarx. Vanguard may also accomplish such purchases through matching transactions, on the basis of prevailing market prices, in connection with any dispositions of shares of Common Stock held in this Fund which might otherwise be required by reason of other Participants leaving the Plan or changing their investment directions. All Employer Matching Contributions are invested in the Stock Fund.

  Dividends, if any, and other distributions (other than in shares of Common Stock) accruing to the Stock Fund are allocated among the accounts by the Recordkeeper. Such accounts are then charged for shares of Common Stock purchased by Vanguard (with both Participants' contributions and Employers' contributions) and credited to such accounts based upon 90 percent (100 percent in the case of eligible rollover distributions or transfers from other investment funds available under the Plan) of the average high and low trading price of the Common Stock on the day such shares are purchased (or treated as having been purchased) by Vanguard. Stock dividends, if any, or other distributions of Common Stock are directly credited to Participants' accounts to the extent that they relate to shares represented by those accounts at that time, and otherwise go to reduce the average purchase price of Common Stock purchased during the year.

  Participants do not have any rights as to specific shares held in the Stock Fund nor are they entitled to any of the rights as stockholders, except that they are able to instruct the Trustee confidentially as to the voting of the number of shares held in their account at any annual or special meeting of stockholders of Hartmarx and, subject to applicable laws, as to the tender or exchange of such shares in response to a tender or exchange offer for the Common Stock. The Trustee is to vote any shares for which it has not received voting instructions, or which have not yet been credited to accounts of Participants, proportionately, in the same manner as those shares for which it has received instructions. The Trustee may not tender or exchange shares for which it does not receive instructions; however, shares which have not yet been credited to accounts of Participants can be tendered or exchanged, proportionately, in the same manner as those shares for which the Trustee has received instructions.

  The Plan does not provide any restriction on the sale of shares, if any, acquired pursuant to a distribution from the Plan. Participants who receive such a distribution who are "affiliates" (as defined by Rule 405 under the Securities Act) of the Company, their donees, and certain family members, trusts, estates and other entities, may sell such shares only pursuant to the registration requirements of the Securities Act or an applicable registration exemption such as provided by Rule 144 under the Securities Act. It is advisable for such Participants to consult legal counsel concerning the securities law implications of the acquisition of shares, or disposition of shares acquired, from the Plan.

GIC FUND

  Contributions to the GIC Fund are invested in investment units in the Vanguard Investment Contract Trust (the "Vanguard Investment Contract Trust") and in a group annuity investment contract between the Trustee and an insurance company (as selected by Hartmarx) arising prior to the transfer of investments to Vanguard. The Vanguard Investment Contract Trust invests primarily in investment contracts issued by insurance companies and banks approved by Vanguard's Investment Committee. For liquidity purposes, the Vanguard Investment Contract Trust reserves the right to invest up to 15 percent of the Vanguard Investment Contract Trust assets in short-term U.S. Government obligations (including money market mutual funds investing in such obligations) or federally insured deposits.

  GIC Fund investments produce a "blended" rate of interest by combining the interest rate of the Vanguard Investment Contract Trust and the interest rate of the group annuity investment contract. The interest rate adjusts gradually throughout the year to reflect changes in interest rates and the Fund's underlying investments. Once the existing group annuity investment contract matures and is liquidated, the interest rate of the GIC Fund will no longer be a "blended" rate, but will be the same as the interest rate of the Vanguard Investment Contract Trust.

VANGUARD MONEY MARKET FUND

  Contributions directed to the Vanguard Money Market Fund are invested in high-quality money market instruments that mature in one year or less. These money market instruments include negotiable certificates of deposit, bankers' acceptances, commercial paper, and other short-term corporate obligations. The Vanguard Money Market Fund seeks maximum current income, preservation of capital, and liquidity by investing in a portfolio of money market instruments. The fund is designed to maintain a constant $1.00 share value. It should be noted that an investment in a money market fund, including this Vanguard Money Market Fund, is neither insured nor guaranteed by the U.S. Government, and there can be no assurance that this fund will be able to maintain a stable net asset value of $1.00 per share.

VANGUARD GNMA FUND

  Participant contributions directed to the Vanguard GNMA Fund are invested in a portfolio of mortgage-backed securities guaranteed by the U.S. Government. The Vanguard GNMA Fund seeks a high level of current income. Generally, at least 80 percent of the Vanguard GNMA Fund is invested in Governmental National Mortgage Association ("GNMA") certificates. These certificates represent ownership in pools of approved mortgage loans for which the timely payment of principal and interest is guaranteed by the U.S. Government. The balance of the Vanguard GNMA Fund is invested in other Government-guaranteed securities, such as U.S. Treasury bills, notes and bonds. Shares of the Vanguard GNMA Fund are not backed by the U.S. Government, and the net asset value or share price of the Vanguard GNMA Fund will fluctuate in response to general changes in interest rates or other market conditions. GNMA certificates are subject to prepayment risk; that is, in periods of lower interest rates, homeowners may "prepay" and refinance the high-coupon mortgages underlying GNMAs. The proceeds would then be reinvested in new GNMAs, at generally lower interest rates. As a result, a Participant's yields may be reduced when interest rates decline.

VANGUARD STAR FUND

  Contributions directed to the Vanguard STAR Fund are invested as follows: approximately 60 percent to 70 percent of Vanguard STAR Fund assets are invested in seven Vanguard equity funds, including Vanguard/Windsor Fund, Vanguard/Windsor II, Vanguard 500 Portfolio Fund (described below), Vanguard International Growth Fund (described below), Vanguard PRIMECAP Fund (described below), Vanguard/Morgan Growth Fund and Vanguard Explorer Fund. Approximately 30 percent to 40 percent of the assets are invested in three Vanguard fixed income funds, including Long Term Corporate Portfolio, Vanguard GNMA Fund (described above) and Vanguard Money Market Fund (described above). The Vanguard STAR Fund seeks to maximize long-term total return (consisting of capital appreciation plus income) with a balanced and diversified investment approach.

VANGUARD 500 PORTFOLIO FUND

  Participant contributions which have been directed to the Vanguard 500 Portfolio Fund, an "index fund", are invested in all of the stocks included in the Standard & Poor's(R) 500 Index (the "S&P Index") in approximately the same proportions as they are represented in the S&P Index. This investment alternative attempts to provide investment results that correspond to the price and yield performance of publicly traded stocks, in the aggregate, as represented by the S&P Index.

VANGUARD PRIMECAP FUND

  Contributions directed to the Vanguard PRIMECAP Fund are invested, generally, in common stocks. The Vanguard PRIMECAP Fund invests at least 80 percent of its assets in equity securities (stock). Stocks are selected on the basis of fundamental factors, including above average earnings growth and current earnings, consistency of earnings growth, and earnings quality. The Vanguard PRIMECAP Fund seeks long-term growth of capital by investing principally in a portfolio of common stocks; dividend income is incidental.

VANGUARD INTERNATIONAL GROWTH FUND

  Participant contributions which have been directed to the Vanguard International Growth Fund are invested, primarily, in common stocks of seasoned foreign companies which are included in this fund based on potential for capital appreciation. The Vanguard International Growth Fund is intended primarily for long term-investors willing to accept moderate risks in seeking capital appreciation. This investment alternative seeks long-term capital growth by investing in the common stocks of companies based outside of the United States. Dividend income is incidental.

                         DISTRIBUTIONS AND WITHDRAWALS

RETIREMENT

  A Participant who retires under the retirement provisions of the Retirement Income Plan is entitled to a distribution from the Plan of the amounts credited to him under the Plan attributable to his contributions and to vested Employer Matching Contributions, and the earnings thereon. Ordinarily, he will be entitled to receive a lump sum distribution of (1) cash equal to such Participant's fund account balances (if any), excluding, however, his Stock Fund account balance, (2) shares of Common Stock to the extent of his Stock Fund account (with cash in lieu of any fractional share) unless he elects to take the cash equivalent of the fair market value of those shares, and (3) cash equal to any of his contributions and vested Employer Matching Contributions which have not yet been credited to a Fund by Vanguard. Distributions upon retirement are made as soon as practicable, but no later than 60 days after the end of the Plan Year in which a Participant attains age 65 or ceases employment, whichever is later.

DEATH OR DISABILITY

  If a Participant dies prior to retirement, the Participant's spouse (or, if there is no spouse or with the spouse's written consent, a designated beneficiary under the Plan) will be entitled to distribution of the Participant's fund account balances in the form of a lump sum payment. A Participant will be given the opportunity to designate a "beneficiary" and may change this designation from time to time, with his spouse's written consent, by written notice to his Employer. If a designated beneficiary does not survive the Participant, these benefits will be paid to the Participant's spouse, and if neither the beneficiary nor his spouse survives him, benefits will be paid in the following order of preference: (1) children, (2) parents, (3) brothers and sisters or (4) executor or administrator.

  If a Participant becomes disabled, he is entitled to a lump sum distribution of all of his employee contributions, all vested Employer Matching Contributions, and all earnings thereon.

TERMINATION OF EMPLOYMENT

  If a Participant ceases to be an employee of the Employers and all affiliated companies for any reason other than retirement under the retirement provisions of the Retirement Income Plan or death, he shall be entitled to a distribution from the Plan of the amount credited to him under the Plan plus the vested portion, if any, of Employer Matching Contributions and earnings thereon.

ADDITIONAL DISTRIBUTION RULES

  Distributions to Participants will commence no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

  If a Participant's account balances are $3,500 or less, distribution will be made or commenced without the Participant's consent as soon as practicable after employment is terminated. If a terminated Participant's account balances are greater than $3,500, then a distribution will not be made without such Participant's consent before age 65 or death.

WITHDRAWALS

  Any Participant may, while he remains employed by an Employer, withdraw the full amount credited to his account attributable to after-tax contributions and vested Employer Matching Contributions and the earnings thereon, plus if the Participant has attained age 59 1/2, the full amount credited to his accounts attributable to pre-tax contributions and the earnings thereon (less any amounts previously paid but not charged to the Participant's account). The withdrawal will be paid as soon as practicable after the Plan Administrator has received the Participant's signed request for such withdrawal. Distributions will be made in a lump sum in the manner set forth under "Retirement" above. Except in the case of an Emergency Withdrawal, a Participant who makes a withdrawal under the Plan may not participate in the Plan for 12 months following such withdrawal.

  For Participants younger than age 59 1/2, an Emergency Withdrawal is available only with respect to after-tax contributions, vested Employer Matching Contributions, and all earnings thereon; a Hardship Withdrawal is available only with respect to after-tax contributions, vested Employer Matching Contributions, and all earnings thereon, and pre-tax contributions, but not earnings on pre-tax contributions. For Participants age 59 1/2 or older, Emergency or Hardship Withdrawals are available with respect to pre-tax and after-tax contributions, vested Employer Matching Contributions, and all earnings thereon.

  A withdrawal shall be deemed to constitute an "Emergency Withdrawal" if, after receiving a Participant's application for such a withdrawal (on a form provided by the Plan Administrator and completed by the

Participant for that purpose) and according to a uniform nondiscriminatory policy which involves consideration of a Participant's immediate financial needs and other pertinent facts and circumstances, the Plan Administrator, in its sole discretion, shall determine that such withdrawal is precipitated by an emergency affecting the Participant or a member of his immediate family. The procedure for obtaining a Hardship Withdrawal is the same as that for an Emergency Withdrawal, however, a "Hardship Withdrawal" must be precipitated by a demonstrated financial hardship affecting the Participant which cannot be alleviated through other resources reasonably available to the Participant. Also, a Hardship Withdrawal may not exceed the amount required to meet the immediate financial need created by such hardship.

  Participants are not permitted to make more than two Emergency or Hardship Withdrawals, and no more than one Emergency Withdrawal or Hardship Withdrawal shall be approved by the Plan Administrator in any five year period with respect to any Participant.

LOANS

  Subject to certain limitations, a Participant may borrow, from the Plan, a portion of the pre-tax and after-tax contributions (and earnings thereon) credited to his accounts as of the date on which the loan is made. Generally, loans may not be in amounts less than $500, and may not exceed the lesser of
(i) 50 percent of the value of a Participant's pre-tax contributions and after-tax contributions, plus earnings, if any or (ii) $50,000 reduced by the excess (if any) of the highest outstanding balance of all loans to the Participant from this Plan and any other qualified plan of the Employers during the one-year period ending on the last day before the loan was made over the outstanding balance of all loans to the Participant from such plans on the date on which the loan was made. Each such loan shall be evidenced by a written note providing for substantially level amortization over a period of no more than five years (or 15 years, if the loan is being used to acquire the Participant's principal residence), for repayment to a separate "Loan Fund Account" by way of payroll deductions, and for a reasonable rate of interest to be determined by the Plan Administrator at the time such loan is made.

  Generally, a Participant may have only one outstanding loan at a time, however, Participants may have a second loan outstanding if it is for the purchase of a primary residence or for a financial emergency. Only one residential or financial emergency loan may be outstanding at any one time.

  All loan payments by the Participant shall be made to his Loan Fund Account by regular payroll deductions and loan repayments and interest are credited to a Participant's investment accounts in the same proportion as the Participant's contributions are credited. If on the date of payment of Plan benefits, any such loan, or portion thereof, remains unpaid, an amount equal to such loan or unpaid portion thereof, plus accrued interest thereon, shall be deducted from the amount otherwise payable to the Participant under the Plan and the amount of accrued interest on such loan shall be deemed and accounted for as a distribution to or on behalf of the Participant.

  On or before the date of a loan, the Participant's accounts shall be converted to cash in the following order: after-tax contribution accounts (first, Voluntary Contribution subaccounts, then Matched Contribution subaccounts), pre-tax contribution accounts (first, Voluntary Contribution subaccounts, then Matched Contribution subaccounts), and any Rollover accounts, with such cash being credited to the Participant's Loan Fund Account, until the cash balance of the Loan Fund Account is sufficient to fund the loan. Employer Matching Contributions and earnings thereon, if any, may not be borrowed by the Participant.

ROLLOVERS TO OTHER QUALIFIED PLANS

  With respect to distributions made after January 1, 1993, a participant may elect to have any portion of an eligible rollover distribution paid directly to an eligible individual retirement account ("IRA") or other qualified retirement plan specified by the distributee in a direct rollover, provided that the amount of a direct rollover cannot be less than the lesser of (i) $500 or (ii) the eligible rollover; and provided further, that the distributee may not elect a direct rollover of any portion of eligible rollover distributions received within one taxable year of the distributee that totals less than $200. A distributee shall be limited to a single direct rollover for each eligible rollover distribution.

FORFEITURES

  If a Participant leaves the employ of his Employer, for any reason (other than military leave, approved paid leave of absence, maternity leave, paternity leave or approved unpaid leave of absence) or completes less than 501 hours of service in a Plan Year, the Participant's unvested Employer Matching Contributions are credited to a forfeiture account. If a Participant is not reemployed by Hartmarx (or an affiliate or subsidiary of Hartmarx) or does not resume completing at least 501 hours of service in a Plan Year before incurring five consecutive one year breaks in service, such unvested Employer Matching Contributions are forfeited and applied to pay the Plan's administrative costs or to pay Employer Matching Contributions for the Plan Year in which such forfeiture occurs. To the extent that such forfeitures exceed the administrative costs and Employer Matching Contributions, such forfeitures are allocated ratably to remaining Participants.

                FEDERAL TAX EFFECTS TO PARTICIPATING EMPLOYEES

  The Plan is a qualified employee benefit plan under Section 401(a) of the Code. Accordingly, no tax is payable on any pre-tax contributions, Employer Matching Contributions and all earnings (including earnings on after-tax contributions) until a Participant receives benefits under the Plan.

  Benefits under the Plan are paid in a lump sum distribution. A distribution paid to a Participant who has terminated his employment must include his entire account balance. Federal law requires that the taxable portion of a distribution (except, in certain cases, the taxable portion of an "In-Kind Distribution") which is not rolled over directly into an IRA or other qualified retirement plan is subject to a mandatory 20 percent federal income tax withholding.

TOTAL DISTRIBUTIONS

  If a distribution of a Participant's entire account balance becomes payable on account of the Participant's death, separation from employment, or on account of a total in-service withdrawal, the various portions of such distribution are taxable as follows:

    1. The Participant's after-tax contributions are returned tax free, as taxes have already been paid on such contributions.

    2. The Participant's taxable amount (i.e., pre-tax contributions, Employer Matching Contributions, and all earnings) is taxable as ordinary income. If the Participant has attained age 59 1/2 by the date of distribution and has been a Participant in the Plan for five or more taxable years before the taxable year of the distribution (or in the case of a distribution to the beneficiary of a deceased Participant who had attained age 59 1/2 regardless of his years of participation), a special five year averaging device is available at his election which may reduce the tax on the ordinary income portion of the distribution. The Participant (or beneficiary) also has the option of having his entire lump sum distribution taxed under these special five year averaging rules. A transitional rule under the Tax Reform Act of 1986 provides that if the Participant was at least age 50 on January 1, 1986, he may either use five year averaging (as discussed above) or the ten year averaging (based upon 1986 tax rates) under prior law. The transitional rule also provides that the taxable portion attributable to pre-1974 participation will be taxed in accordance with the capital gain provisions effective prior to the enactment of the Tax Reform Act of 1986.

    3. A 10 percent excise tax on the portion of the distribution includible in taxable income is imposed on the employee for distributions prior to age 59 1/2 except in the case of death, disability, payment of certain medical expenses, or retirement under the Plan after attaining age 55.

    4. The Participant's (or surviving spouse beneficiary's) taxable amount may be excluded from gross income in the year of receipt if the distribution is rolled over into an IRA or another qualified retirement plan within 60 days of such distribution.

    5. Any excess of the Participant's after-tax contributions over a lump sum cash distribution is deductible as a miscellaneous itemized deduction subject to the 2 percent of adjusted gross income floor for miscellaneous itemized deductions.

PARTIAL IN-SERVICE DISTRIBUTIONS

  If a Participant withdraws part of his account, while continuing as an employee, such withdrawal, to the extent of pre-1987 after-tax contributions, is returned tax free and any remaining withdrawal will be taxed as ordinary income based upon a pro-rata distribution of post-1986 after-tax contributions and all other amounts in his account available for withdrawal. The Participant's taxable amount may be excluded from gross income in the year of receipt if the distribution is rolled over into an IRA or another qualified retirement plan within 60 days of such distribution. A 10 percent excise tax on the portion of the distribution includible in taxable income is imposed on the employee for distributions prior to age 59 1/2 except in the case of death, disability, payment of certain medical expenses, or retirement under the Plan after attaining age 55.

IN-KIND DISTRIBUTIONS

  A special rule applies if the distribution includes shares of Common Stock of the Company. If a participant or his beneficiary receives a lump sum distribution, Federal income taxes with respect to such securities will be payable in the year of distribution on the amount by which the lesser of the market price at time of distribution or the cost to the Plan of such securities exceeds the Participant's after-tax contributions to the Stock Fund. When the securities are subsequently sold, a short term or long term capital gain or loss may be realized depending on the sales price of such securities and the length of time held after distribution. If the Participant receives a lump sum distribution which includes shares of Common Stock and the value of the securities has decreased below the amount the Participant contributed for the purchase of such securities, the Participant does not realize a deductible loss at the time of distribution; instead, his after-tax contributions become the basis of the stock for the purpose of determining gain or loss upon a subsequent sale or exchange. Any such gain or loss will be considered a capital gain or loss.

  The tax provisions are complex and competent tax advice should be obtained so that the Participant makes those elections best suited to his particular situation.

                             STOCK PURCHASE RIGHTS

  On December 6, 1995, the Board of Directors of the Company declared a dividend of one right (a "Right") for each outstanding share of Common Stock of the Company. The dividend was paid on January 31, 1996 (the "Record Date"), to stockholders of record at the close of business on the Record Date. The Board of Directors also authorized the issuance of one Right for each share of Common Stock issued after the Record Date and prior to the earliest of the Distribution Date (as defined in the 1995 Rights Agreement), redemption of the Rights or January 31, 2006 (the "Expiration Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, at an exercise price of $25 per Right (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of December 6, 1995 (the "1995 Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent.

  Separate certificates for Rights will not be distributed nor will the Rights be exercisable, unless and until, among other things, a Person (as defined in the 1995 Rights Agreement) or group acquires 15 percent or more, or announces an offer that could result in acquiring 15 percent or more, of the Company's Common Stock. Following an acquisition of 15 percent or more of the Company's Common Stock (a "Stock Acquisition"), each Right holder, except the 15 percent or more stockholder, has the right to receive, upon exercise, Common Stock having a market value of twice the then-current Purchase Price (or, under certain circumstances, cash, property or other Company securities), unless the 15 percent or more stockholder has offered to acquire all of the outstanding shares of the Company under terms that a majority of the independent directors of the Company have determined to be fair and in the best interest of the Company and its stockholders. Similarly, unless certain conditions are met, if the Company engages in a merger or other business combination following a Stock Acquisition where it does not survive or survives with a change or exchange of its Common Stock, or if 50 percent or more of its assets, earning power or cash flow is sold or transferred, the Rights will become exercisable for shares of the acquiror's stock having a market value of twice the then-current Purchase Price (or, under certain circumstances, cash or property). The Rights are not exercisable, however, until the Company's right of redemption described below has expired.

  At any time prior to the earlier of (i) ten days following the Stock Acquisition Date (as defined in the 1995 Rights Agreement), and (ii) the Expiration Date, the Company (under certain circumstances, only with the support of the majority of the directors not affiliated with an Acquiring Person, as defined in the 1995 Rights Agreement) may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment. The Company may, at its option, pay the redemption price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company. Immediately upon the action of the Board of Directors electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights thereafter will be to receive the applicable redemption price.

  Until exercise, a Right holder, as such, has no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or distributions.

  A copy of the 1995 Rights Agreement was filed with the Commission on December 29, 1995, as an exhibit to the Company's Current Report on Form 8-K, and is hereby incorporated by this reference into this Prospectus. The foregoing summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the 1995 Rights Agreement.

                     INFORMATION INCORPORATED BY REFERENCE

  The Company's Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended November 30, 1994, filed with the Commission on June 27, 1995, Annual Report on Form 10-K for the fiscal year ended November 30, 1995, Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1996, each as filed with the Commission, and the Company's Current Report on Form 8-K, as filed with the Commission on December 29, 1995, are incorporated herein by reference. The Common Stock and Rights are registered under Section 12 of the Exchange Act, and the descriptions of such securities contained in a Form 8-B Registration Statement, filed with the Commission and effective July 14, 1983, and a Form 8-A Registration Statement, filed with the Commission and effective January 29, 1996, are also incorporated herein by reference. In addition, all other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated herein by reference.

                                 LEGAL OPINIONS

  The validity of the issuance of the shares of Common Stock, and the Rights in connection therewith, offered hereby will be passed upon for the Company by Mary D. Allen, Executive Vice President, General Counsel and Secretary of
Hartmarx. As of May   , 1996, Mrs. Allen held options to purchase 70,000 shares
of Common Stock.

                                    EXPERTS

  The financial statements incorporated in this Prospectus by reference to the Company's Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended November 30, 1994, filed June 27, 1995, and the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Title 8, Chapter 1, Subchapter IV, Section 145 of the General Corporation Law of the State of Delaware (the "GCL") and Article EIGHTH of the Company's Restated Certificate of Incorporation provide for the indemnification of any person who was, is or is threatened to be made a party to any action, suit or proceeding because such person is or was a director, officer, employee or agent of the Company, or served another enterprise at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

  Article Two, Section 10 of the Company's Bylaws, as amended, provides for indemnification of the Company's directors and officers, and the advancement of expenses (including attorneys' fees), to the fullest extent permitted by the GCL. The Company has entered into Indemnification Agreements (ratified by its stockholders) with each member of its Board of Directors to provide them with specific contractual assurance of indemnification, rights to advance reimbursement of related expenses and certain other protections allowed under Delaware law. Directors' rights under the Indemnification Agreements and directors' and officers' rights to indemnification and advancement of expenses (including attorneys' fees) under Article Two, Section 10 of the Company's Bylaws are not exclusive of other rights such persons may have under statute, the Company's Restated Certificate of Incorporation, the Company's Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws further provide that a person's right to indemnification may not be retroactively reduced by subsequent amendment to the GCL or Bylaws.

  The GCL authorizes the purchase of indemnification insurance by the Company. The Company currently maintains a policy insuring, subject to certain exceptions, its directors and officers, and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities, as permitted by Section 145 of the same Delaware statute, which may cover liabilities under the Securities Act.

  Insofar as indemnification for certain liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

                     THE HARTMARX SAVINGS-INVESTMENT PLAN

                          APPENDIX DATED MAY 1, 1996

                                      TO

                     FORM S-8 PROSPECTUS DATED MAY 1, 1996

  The following tabulations illustrate the change (consisting of dividends, interest income and appreciation or depreciation in, and discount from, market value) for each period and the balance at the end of each period assuming $100.00 was invested in The Hartmarx Savings-Investment Plan on December 31, 1991, for each of the Hartmarx Stock (at 90 percent of average trading price), GIC, Vanguard GNMA, Vanguard Money Market, Vanguard 500 Portfolio, Vanguard STAR, Vanguard PRIMECAP and Vanguard International Growth Funds. The table includes income from reinvestment of dividends and interest but no other contributions by the Employer or the Participant.

                     HARTMARX             VANGUARD
                    STOCK FUND           GNMA FUND                 GIC FUND
                ------------------ -------------------------  ------------------
                ENDING  CHANGE FOR  ENDING       CHANGE FOR   ENDING  CHANGE FOR
                BALANCE   PERIOD    BALANCE        PERIOD     BALANCE   PERIOD
                ------- ---------- ------------ ------------  ------- ----------
1992........... $ 80.11   -19.9%   $     106.85         6.9%  $107.50    7.5%
1993...........   87.58     9.3%         113.31         6.0%   113.07    5.2%
1994...........   73.31   -16.3%         112.23        -1.0%   119.20    5.4%
1995...........   54.61   -25.5%         128.10        14.1%   126.45    6.1%
                  VANGUARD MONEY   VANGUARD 500 PORTFOLIO          VANGUARD
                   MARKET FUND              FUND                  STAR FUND
                ------------------ -------------------------  ------------------
                ENDING  CHANGE FOR  ENDING       CHANGE FOR   ENDING  CHANGE FOR
                BALANCE   PERIOD    BALANCE        PERIOD     BALANCE   PERIOD
                ------- ---------- ------------ ------------  ------- ----------
1992........... $103.74     3.7%   $     107.42         7.4%  $110.51   10.5%
1993...........  106.86     3.0%         118.04         9.9%   122.53   10.9%
1994...........  111.22     4.1%         119.44         1.2%   122.28   -0.2%
1995...........  117.70     5.8%         164.17        37.5%   157.30   28.6%
                     VANGUARD      VANGUARD INTERNATIONAL
                  PRIMECAP FUND         GROWTH FUND
                ------------------ -------------------------
                ENDING  CHANGE FOR  ENDING       CHANGE FOR
                BALANCE   PERIOD    BALANCE        PERIOD
                ------- ---------- ------------ ------------
1992........... $108.99     9.0%   $      94.21        -5.8%
1993...........  128.64    18.0%         136.36        44.7%
1994...........  143.32    11.4%         137.40         0.8%
1995...........  194.17    35.5%         157.85        14.9%

              EMPLOYERS WITH EMPLOYEES ENTITLED TO PARTICIPATE IN
                      THE HARTMARX SAVINGS-INVESTMENT PLAN

                      NAME OF PARTICIPATING EMPLOYER

                      HARTMARX CORPORATION
                      AMERICAN APPAREL BRANDS, INC.
                      ANNISTON SPORTSWEAR CORPORATION
                      BILTWELL COMPANY, INC.
                      DIRECT ROUTE MARKETING CORPORATION
                      E-TOWN SPORTSWEAR CORPORATION
                      GLENEAGLES, INC.
                      HART SCHAFFNER & MARX
                      HICKEY-FREEMAN CO., INC.
                      HOOSIER FACTORIES, INCORPORATED
                      INTERCONTINENTAL APPAREL, INC.
                      INTERNATIONAL WOMEN'S APPAREL, INC.
                      JAYMAR-RUBY, INC.
                      KUPPENHEIMER MEN'S CLOTHIERS DADEVILLE, INC.
                      MEN'S QUALITY BRANDS, INC.
                      NATIONAL CLOTHING COMPANY, INC.
                      NOVAPPAREL, INC.
                      RECTOR SPORTSWEAR CORPORATION
                      TAG APPAREL, INC.
                      TAG LICENSING, INC.
                      UNIVERSAL DESIGN GROUP, LTD.
                      M. WILE & COMPANY, INC.
                      WINCHESTER CLOTHING COMPANY

                                      LOGO

                      THE HARTMARX SAVINGS-INVESTMENT PLAN



                       INCORPORATION OF CONTENTS OF PRIOR
                            REGISTRATION STATEMENTS

The contents of registration statements Nos. 2-32692, 2-44774, 2-53426, 2-64613, 2-83433, 33-6194 and 33-42202 are incorporated herein by reference.

                             --------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents filed by the Registrant (Exchange Act File No. 1-8501) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          (a) Form 10-K/A Amendment No.1 to Annual Report on Form 10-K for the fiscal year ended November 30, 1994, filed June 27, 1995;

          (b) Annual Report on Form 10-K for the fiscal year ended November 30, 1995;

          (c) Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1996;

          (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-B dated July 8, 1983; and

          (e) The description of the Registrant's rights to purchase preferred stock contained in the Registrant's registration statement on Form 8-A dated January 23, 1996.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          The validity of the issuance of the shares of Common Stock, and the Rights in connection therewith, offered hereby will be passed upon for the Company by Mary D. Allen, Executive Vice President, General Counsel and Secretary of Hartmarx. As of April 30, 1996, Mrs. Allen held options to purchase 70,000 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers

          Title 8, Chapter 1, Subchapter IV, Section 145 of the General Corporation Law of the State of Delaware (the "GCL") and Article EIGHTH of the Company's Restated Certificate of Incorporation provide for the indemnification of any person who was, is or is threatened to be made a party to any action, suit or proceeding because such person is or was a director, officer, employee or agent of the Company, or served another enterprise at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

          Article Two, Section 10 of the Company's Bylaws, as amended, provides for indemnification of the Company's directors and officers, and the advancement of expenses (including attorneys' fees), to the fullest extent permitted by the GCL. The Company has entered into Indemnification Agreements (ratified by its stockholders) with each member of its Board of Directors to provide them with specific contractual assurance of indemnification, rights to advance reimbursement of related expenses and certain other protections not specifically provided under Delaware law. Directors' rights under the Indemnification Agreements and directors' and officers' rights to indemnification and advancement of expenses (including attorneys' fees) under Article Two, Section 10 of the Company's Bylaws are not exclusive of other rights such persons may have under statute, the Company's Restated Certificate of Incorporation, the Company's Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws further provide that a person's right to indemnification may not be retroactively reduced by subsequent amendment to the GCL or Bylaws.

          The GCL authorizes the purchase of indemnification insurance by the Company. The Company currently maintains a policy insuring, subject to certain exceptions, its directors and officers, and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities, as permitted by Section 145 of the same Delaware statute, which may cover liabilities under the Securities Act of 1933, as amended (the "Securities Act").

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is unenforceable.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

   3-A-1.    Restated Certificate of Incorporation (incorporated by reference to
             Exhibit 3-A to Form 10-K for the year ended November 30, 1993) (1).

   3-A-2. Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to
             Exhibit 3-A-3 to Form 10-K for the year ended November 30, 1995)
             (1).

   3-A-3. Certificate of Amendment for increase in authorized shares of Common Stock (incorporated by reference to Exhibit 3-A-2 to Form 10-K for the year ended November 30, 1993) (1).

   3-A-4. Certificate of Amendment adding Article Fourteenth limiting director liability as provided under Delaware General Corporation Law (S)102(b)(7)

             (incorporated by reference to Exhibit 3-A-3 to Form 10-K for the year ended November 30, 1993) (1).

   3-B. By-Laws of the Registrant as currently in effect (incorporated by reference to Exhibit 3-B to Form 10-K for the year ended November 30, 1995) (1).

   4-A. Rights Agreement dated as of December 6, 1995, between the Registrant and First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.1 to Form 8-K filed December 29, 1995) (1).

   4-B-1. The Hartmarx Savings-Investment Plan, as amended and restated effective as of January 1, 1989.

   4-B-2. The Hartmarx Savings-Investment Trust, as amended effective as of July 1, 1988.

   4-B-3. Service Agreement effective the 1st day of November, 1991, by and between Hartmarx Corporation, Continental Bank and Vanguard Fiduciary Trust Company.

   5. Opinion of Mary D. Allen, Executive Vice President, General Counsel and Secretary of the Registrant.

   23.       Consent of Price Waterhouse LLP.

   24.       Powers of Attorney.

(1) File No. 1-8501

          An opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service ("IRS") determination letter are not being filed because (i) the IRS issued its favorable determination letter on April 5, 1996, regarding the qualification under Section 401(a) of the Internal Revenue Code (the "Code") of the Plan, as amended effective January 1, 1989, and the Trust, as amended effective as of July 1, 1988, and (ii) the Registrant undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS to maintain such qualification.

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (i) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (iii) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, as amended, and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 2nd day of May, 1996.


                                       HARTMARX CORPORATION


                                       By:        /s/ MARY D. ALLEN
                                          ---------------------------------
                                                   Mary D. Allen,
                                          Executive Vice President, General
                                                Counsel and Secretary


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

       Signature                         Title                       Date
       ---------                         -----                       ----

                             Director, Chairman of
           *                 the Board and Chief                 May 2, 1996
________________________     Executive Officer
     Elbert O. Hand          (Principal Executive Officer)


           *                 Director, President and             May 2, 1996
________________________     Chief Operating Officer
     Homi B. Patel


           *                 Executive Vice President and
________________________     Chief Financial Officer             May 2, 1996
    Glenn R. Morgan          (Principal Financial Officer)

           *                 Controller and Chief
________________________     Accounting Officer                  May 2, 1996
     Andrew A. Zahr          (Principal Accounting Officer)

           *
________________________     Director                            May 2, 1996
    A. Robert Abboud

           *
________________________     Director                            May 2, 1996
   Samawal A. Bakhsh

           *
________________________     Director                            May 2, 1996
    Jeffrey A. Cole

           *
________________________     Director                            May 2, 1996
   Raymond F. Farley

           *
________________________     Director                            May 2, 1996
    Donald P. Jacobs

           *
________________________     Director                            May 2, 1996
    Charles Marshall

           *
________________________     Director                            May 2, 1996
   Michael B. Rohlfs

           *
________________________     Director                            May 2, 1996
    Stuart L. Scott


*By:      /S/ MARY D. ALLEN
    -----------------------------
              Mary D. Allen
              Attorney-in-Fact

                                 EXHIBIT INDEX

3-A-1.    Restated Certificate of Incorporation (incorporated by reference to
          Exhibit 3-A to Form 10-K for the year ended November 30, 1993) (1).

3-A-2. Certificate of Designation, Preferences and Rights for Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3-A-3 to Form 10-K for the year ended November 30, 1995) (1).

3-A-3. Certificate of Amendment for increase in authorized shares of Common Stock (incorporated by reference to Exhibit 3-A-2 to Form 10-K for the year ended November 30, 1993) (1).

3-A-4. Certificate of Amendment adding Article Fourteenth limiting director liability as provided under Delaware General Corporation Law
          (S)102(b)(7) (incorporated by reference to Exhibit 3-A-3 to Form 10-K for the year ended November 30, 1993) (1).

3-B. By-laws of the Registrant as currently in effect (incorporated by reference to Exhibit 3-B to Form 10-K for the year ended November 30,
          1995) (1).

4-A. Rights Agreement dated as of December 6, 1995 between the Registrant and First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.1 to Form 8-K filed December 29, 1995) (1).

4-B-1. The Hartmarx Savings-Investment Plan, as amended and restated effective as of January 1, 1989.

4-B-2. The Hartmarx Savings-Investment Trust, as amended effective as of July 1, 1988.

4-B-3. Service Agreement effective the 1st day of November, 1991, by and between Hartmarx Corporation, Continental Bank and Vanguard Fiduciary Trust Company.

5. Opinion of Mary D. Allen, Executive Vice President, General Counsel and Secretary of the Registrant.

23.       Consent of Price Waterhouse LLP.

24.       Powers of Attorney.

(1) File No. 1-8501